Exhibit 10.12

WAIVER AGREEMENT

This WAIVER AGREEMENT (this “Waiver”) is entered into as of March 07, 2022, by and among MANHATTAN BRIDGE CAPITAL, INC., a New York corporation (“Borrower”; and collectively with any Person who is or hereafter becomes a party to the Credit Agreement (as defined below) as a borrower or a guarantor, each a “Loan Party” and collectively, the “Loan Parties”), the financial institutions who are or hereafter become parties to the Credit Agreement (as defined below) as lenders (collectively, the “Lenders” and each individually a “Lender”) and WEBSTER BUSINESS CREDIT, A DIVISION OF WEBSTER BANK, N.A., successor in interest to Webster Business Credit Corporation (“WBCC”), individually, as a Lender hereunder and as agent for itself and each other Lender (WBCC, acting in such agency capacity, the “Agent”).

BACKGROUND

Loan Parties, Lenders and Agent are parties to an Amended and Restated Credit and Security Agreement dated as of August 8, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Agent and Lenders provide Loan Parties with certain financial accommodations.

Loan Parties have requested that Agent and Lenders waive the Specified Event of Default (as defined hereafter), and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

2. Waiver.

(a) Subject to satisfaction of the conditions precedent set forth in Section 3 below, Agent and Lenders hereby (i) waive the Event of Default which has occurred as a result of Loan Parties’ failure to maintain the minimum Fixed Charge Coverage Ratio required by Section 8.2 of the Credit Agreement as of the end of the Fiscal Quarter for the Test Period ended December 31, 2021 (the “Specified Event of Default”) and (ii) agree that the portion of the distributions and/or dividends made by Loan Parties during the Fiscal Quarter ended December 31, 2021 in the amount of $700,000 (the “Excess Distributions”), which exceeded the equity received by Loan Parties to fund such distributions and/or dividends, shall be excluded from the calculation of Fixed Charge Coverage Ratio for the purposes of determining compliance with Section 8.2 of the Credit Agreement as of the end of each of the Fiscal Quarters ending March 31, 2022, June 30, 2022 and September 30, 2022 to the extent such Excess Distributions would be included in the applicable Test Period.

(b) Notwithstanding the foregoing, the waiver of the Specified Event of Default does not establish a course of conduct between Loan Parties and Agent and Lenders, and Loan Parties hereby agree that Agent and/or Lenders are not obligated to waive any future Events of Defaults or Defaults under the Credit Agreement. Except as specifically provided herein, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent and Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

3. Conditions of Effectiveness. This Waiver shall become effective (such date, the “Waiver Effective Date”) upon Agent’s receipt of:

(a) a copy of this Waiver duly executed and delivered by Agent, Required Lenders and each Loan Party with one original executed copy of this Waiver to be promptly delivered by Loan Parties to Agent, in form and substance satisfactory to Agent; and

(b) an executed copy of the Fee Letter, dated of even date herewith, between Borrower and WBCC, in form and substance satisfactory to WBCC.

4. Release. Each of the Loan Parties on behalf of itself and its successors, assigns, and other legal representatives, and Personal Guarantor on behalf of himself and his successors, assigns, and other legal representatives, hereby, (a) jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and each of their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives and their respective successors and assigns (Agent and Lenders and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, whether liquidated or unliquidated, matured or unmatured, asserted or unasserted, fixed or contingent, foreseen or unforeseen and anticipated or unanticipated, which each of the Loan Parties and Personal Guarantor, or any of their respective successors, assigns, or other legal representatives and their successors and assigns may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Waiver, in relation to, or in any way in connection with the Credit Agreement, as amended and supplemented through the date hereof, the Personal Guaranty, this Waiver, the Other Documents; (b) understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release; (c) agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above and nothing contained herein shall constitute an admission of liability with respect to any Claim on the part of any Releasee; and (d) jointly and severally, absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any of the Loan Parties or Personal Guarantor pursuant to this Paragraph 4. If any Loan Party or Personal Guarantor violates the foregoing covenant, Loan Parties and Personal Guarantor, jointly and severally, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

5. Governing Law. This Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

6. Counterparts; Facsimile. This Waiver may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by .pdf or electronic transmission shall be deemed to be an original signature hereto.

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2

IN WITNESS WHEREOF, this Waiver has been duly executed as of the day and year first written above.

BORROWER:

MANHATTAN BRIDGE CAPITAL, INC.

By:	/s/ Assaf Ran
Name:	Assaf Ran
Title:	CEO

PERSONAL GUARANTOR:

/s/ Assaf Ran
ASSAF RAN

[Signature Page to Waiver]

WEBSTER BUSINESS CREDIT,
A DIVISION OF WEBSTER BANK, N.A.,
successor in interest to Webster Business Credit Corporation, as Agent and a Lender

By:	/s/ Leo Goldstein
Name:	Leo Goldstein
Title:	Vice President

[Signature Page to Waiver]

FLUSHING BANK, as a Lender

By:	/s/ Jacqueline Yu
Name:	Jacqueline Yu
Title:	Vice President

[Signature Page to Waiver]

MIZRAHI TEFAHOT BANK LTD., as a Lender

By:	/s/ Nguyen B. Phung
Name:	Nguyen B. Phung
Title:	Vice President

By:	/s/ Gerry Perez
Name:	Gerry Perez
Title:	Senior Vice President

[Signature Page to Waiver]